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                                                                   EXHIBIT 21.1

                                  SUBSIDIARIES

                                              JURISDICTION OF
                   SUBSIDIARY                 ORGANIZATION
                   ----------                 ---------------


 1.       SPSS International, BV                    The Netherlands

 2.       SPSS Asia Pacific Pte Ltd                 Singapore

 3.       SPSS Benelux BV                           The Netherlands

 4.       SPSS GmbH                                 Germany

 5.       SPSS Scandinavia AB                       Sweden

 6.       SPSS UK Ltd.                              England

 7.       SPSS Japan, Inc.                          Japan

 8.       SPSS Australasia Pty Ltd.                 Australia

 9.       SPSS UK Ltd., India                       India

10.       SPSS France Sarl                          France

11.       SPSS Science Software GmbH                Germany

12.       SPSS ASC BV                               The Netherlands

13.       Jandel Corporation                        California

14.       SPSS Ltd.                                 England

15.       SPSS A/S                                  Denmark

16.       Surveycraft Pty Ltd.                      Australia

17.       Integral Solutions Ltd.                   England